UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2021

TIMBER PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37411	59-3843182
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 Allen Road, Suite 401

Basking Ridge, NJ 07920

(Address of principal executive offices)

Registrant’s telephone number, including area code: (908) 636-7160

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	TMBR	The NYSE American, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders

On June 3, 2021, Timber Pharmaceuticals, Inc. (the “Company”) announced that the Company’s 2021 Annual Meeting of Stockholders (the “Annual Meeting”) was convened without a quorum. In order to conduct the business of the Annual Meeting, the Company required the presence, in person or by proxy, of a quorum consisting of a majority of the outstanding shares of common stock entitled to vote as of April 12, 2021 (the “Record Date”). At the Annual Meeting, a total of 45.96% of the outstanding shares of common stock as of the Record Date were present. Accordingly a quorum was not present at the Annual Meeting, none of the scheduled business was conducted, and pursuant to the Company’s amended and restated bylaws, the Company’s stockholders approved an adjournment of the Annual Meeting to 1:00 p.m. Eastern Time on July 1, 2021, to allow additional time for stockholders to vote and obtain a quorum.

The vote results for the proposal to adjourn, the only proposal able to be acted upon due to the absence of a quorum at the Annual Meeting, were as follows:

Votes For	Votes Against	Abstentions
16,850,414	0	0

A copy of the press release announcing the adjournment is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Exhibit

99.1	Press Release issued by the Company on June 3, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Timber Pharmaceuticals, Inc.

Date: June 3, 2021	By:	/s/ John Koconis
	Name:	John Koconis
	Title:	Chief Executive Officer and Chairman of the Board of Directors